EXECUTION COPY
                          TECHNOLOGY LICENSE AGREEMENT

     THIS TECHNOLOGY LICENSE AGREEMENT (the "Agreement") is made as of the 20th day of June, 2000 (the "Effective Date"), by and between Improv Systems, Inc., a Delaware corporation with its principal place of business at 100 Cummings Center, Suite 343G, Beverly, Massachusetts 01915 ("Improv"), and TelaHubLink Corporation ("THLC"), a Delaware corporation with its principal place of business at 4 New England Executive Park, Burlington, MA 01803. Each of Improv and THLC is sometimes referred to in this Agreement as a "Party" and collectively as the "Parties."

     WHEREAS, in consideration of the payment obligations incurred by THLC hereunder and in accordance with, and subject to, the terms of the Agreement:

          Improv has agreed to grant to THLC a nonexclusive limited license to use the Jazz PSA Implementation Kit to Design (and subcontract for Design) iNSECT PSA ICs.

          Improv has also agreed to grant THLC a nonexclusive limited license to use the Notation Environment and Solo Compilation Environment to develop and modify the iNSECT Application. In connection therewith, THLC will port and develop its software code for the iNSECT Application to Java, compose the iNSECT Application to Improv's Notation Environment, and compile and transform the iNSECT Application into a binary image in the Solo Compilation Environment to be loaded onto the instruction memories and configuration registers of the iNSECT PSA ICs. In connection with the foregoing, Improv has agreed to train THLC in using the Notation Environment and Solo Compilation Environment, and provide additional support as described herein.

          Improv has further agreed to grant THLC a nonexclusive limited license under the Intellectual Property in and to the Jazz PSA Platform included in the iNSECT PSA ICs to manufacture (and subcontract for manufacture), distribute and sell the iNSECT PSA ICs to its customers.

     NOW, THEREFORE, in consideration of the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties, intending to be legally bound hereby, agree as follows:

SECTION 1. DEFINITIONS

     The definitions set forth in this Section apply to the following capitalized words and terms when used in this Agreement and the applicable Derivative Design Supplement.

     For purposes of this Agreement the following terms have the meanings set forth below:

     1.1 "Annual Support Fee" has the meaning set forth in Section 5.2 hereof.

     1.2 "Annual Support Services" has the meaning set forth on Exhibit A attached hereto.

     1.3 "Confidential Information" has the meaning set forth in Section 7.1 hereof.

     1.4 "Derivative Design" is a mask set other than the Initial Design for an implementation of the Jazz PSA Platform in any iNSECT PSA IC.

     1.5 "Derivative Design Supplement" has the meaning set forth in Section 3.2 hereof.

     1.6 "Derivative License Fee" has the meaning set forth in Section 5.1 hereof.

     1.7 "Design" has the meaning set forth in Section 2.1 hereof.

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     1.8 "Development" means any work product, including, without limitation, any idea, invention, design, concept, technique, or delivery made solely by a Party or jointly by the Parties in connection with the implementation of Improv's Jazz PSA Platform, including modifications to the RTL description or netlist representation thereof, under this Agreement.

     1.9 "Documentation" means any instructional or supplementary materials related to Improv Technology and provided by Improv for use in connection with Improv Technology, but only to the extent that Improv, in its sole discretion, makes such materials generally available for commercial distribution.

     1.10 "Existing iNSECT PSA IC" has the meaning set forth in Section 5.3.1 hereof.

     1.11 "Improv Technology" means the following items which are owned by Improve or licensed to Improv with the right to grant sublicenses of the scope granted herein:

          (a) Improv's Jazz PSA Platform, which is a logical hardware design to develop the Jazz PSA Platform in silicon using the Jazz PSA Implementation Kit;

          (b) the Notation Environment and Solo Compilation Environment, which are used to develop applications and compile and transform such applications into a binary image to be loaded onto a iNSECT PSA IC;

          (c) all information, inventions, technology, Documentation, designs (including logical hardware and circuit designs), materials and know-how which describe or enable use of the items described in the preceding paragraphs (a) and (b), and which Improv provides THLC during the course of implementing this Agreement at Improv's sole discretion, or has provided to THLC prior to execution of this Agreement, under confidentiality or evaluation agreement, in anticipation of entering into this Agreement;

          (d) any modification, upgrade, enhancement or improvement to the items described in the preceding paragraphs (a), (b) and (c) which is created by or for Improv during course of its ongoing design and development efforts; and

          (e) Licensed Trademark.

     1.12 "Indemnified Party" shall have the meaning set forth in Section 9.3 hereof.

     1.13 "Indemnifying Party" shall have the meaning set forth in Section 9.3 hereof.

     1.14 "Initial Design" is the mask set for the implementation of the Jazz PSA Platform and iNSECT PSA IC in the first iNSECT PSA IC sold to a THLC customer, and any modifications to such mask set solely as a result of error corrections and conversions to lower geometries.

     1.15 "Initial License Fee" has the meaning set forth in Section 5.1 hereof.

     1.16 "iNSECT Application" means THLC's wireless encryption application software as the same is ported and translated to Java in the Notation Environment to be compiled and transformed into a binary image in the Solo Compilation Environment to run on the iNSECT PSA IC, and as modified from time to time by or for THLC during the course of its ongoing design and development efforts.

     1.17 "iNSECT PSA IC" means an integrated circuit implemented by or for THLC that includes the Jazz PSA Platform and is mapped with the iNSECT Application in accordance with the terms and conditions of this Agreement.

     1.18 "Intellectual Property" means the following forms of intellectual property rights owned worldwide by a Party or under which such Party has the right to grant licenses to the other Party of the scope granted herein without the payment of additional consideration: (i) all right, title, and interest in all letters patent and applications for letters patent, including any reissue, division, continuation, or continuation-in-part applications throughout the world now or hereafter filed; (ii) all right, title, and

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interest in all copyrights and all other literary property and author rights;
(iii) all right, title, and interest in all mask works; (iv) all right, title, and interest in all trade secrets, and all trade secret rights arising under the common law, state law, federal law and laws of foreign countries; and (v) all right, title, and interest in all know-how and show-how, whether or not protectable by patent, copyright, mask work registration, or trade secret.

     1.19 "Jazz PSA Implementation Kit" means Improv's collection of specifications, synthesizable behavioral RTL code (Verilog), behavioral simulation results, synthesis scripts, test benches and test vectors, timing, area, and power analysis reports, a Jazz PSA Platform specification, floorplan directives, verification plans, and an implementation guide document for implementing the Jazz PSA Platform in silicon, all as modified from time to time by or for Improv during the course of its ongoing design and development efforts.

     1.20 "Jazz PSA Platform" means Improv's logical hardware design for a general purpose, programmable multiprocessor macro-architecture, Jazz VLIW microprocessors, computation units, and integration blocks, including the host bus interface, directed memory access controller, and external memory controllers, all as modified from time to time by or for Improv during the course of its ongoing design and development efforts.

     1.21 "Licensed Trademark" means "PSA" a registered trademark or trademark of Improv in the United States of America and/or other countries.

     1.22 "Net Sales" has the meaning set forth in Section 5.3 hereof.

     1.23 "Net Selling Price" has the meaning set forth in Section 5.3 hereof.

     1.24 "Notation Environment" means a collection of software programs used to design, describe and analyze applications, including: the Notation Framework, a system-level modeling capability implemented as a Java class system, the Notation Debugger, different graphical user interfaces (GUIs) for functional verification, flow control and cycle-level simulation, and the Jazz Simulation Server, a cycle accurate instruction set simulator which allows an application to be simulated post-compilation, all as modified from time to time by or for Improv during the course of its ongoing design and development efforts.

     1.25 "Post Termination Product Rights" has the meaning set forth in Section
11.3 hereof.

     1.26 "Sale" has the meaning set forth in Section 5.3 hereof.

     1.27 "Solo Compilation Environment" means a collection of software programs and modules used to compile applications developed in the Notation Environment into a binary image to be loaded onto the Jazz PSA Platform implemented in silicon, as modified from time to time by or for Improv during the course of its ongoing design and development efforts.

     1.28 "Third Person Assertion" shall have the meaning set forth in Section
9.3 hereof.

SECTION 2. LICENSES

     2.1 iNSECT PSA IC Design Rights.

          2.1.1 Subject to the terms and conditions of this Agreement, including, without limitation Section 5 hereof, commencing on the Effective Date, Improv hereby grants to THLC a worldwide, nonexclusive, nontransferable license under the Intellectual Property in and to the Jazz PSA Platform and other necessary Improv Technology, to use such Improv Technology for the sole purpose of Designing, and having Designed (subject to Section 2.1.2 hereof) iNSECT PSA ICs for manufacturing in accordance with Section 2.2 hereof, and distribution and sale in accordance with Section 2.4 hereof.

          2.1.2 For purposes of this Section 2, "Design" means the process of making or implementing the iNSECT PSA ICs, using the Jazz PSA Implementation Kit, and preparing an RTL

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and/or netlist description, laying out, placing and routing and making mask sets for, the iNSECT PSA ICs. THLC shall have the right to subcontract the Design of all or part of the items set forth in Section 2.1.1 hereof, provided that with respect to such iNSECT PSA ICs:

          (a) subcontractors only receive such Improv Technology as is required to Design the iNSECT PSA ICs;

          (b) with respect to the information described in the preceding paragraph (a), each subcontractor agrees (or has agreed, and such agreement is then effective) in writing not to use such information for any purposes other than such subcontract Designing for THLC, and enters into (or has entered into, and such agreement is then effective) a confidentiality and nondisclosure agreement with THLC providing for the protection of such information, which agreement is at least as protective of the Improv Technology as set forth in
Section 7 hereof; and

          (c) THLC shall use its best efforts to prevent any misuse of Improv Technology by its subcontractors. THLC agrees to notify Improv promptly in the event that any such misuse is found and to cooperate fully with Improv in any actions taken by Improv against THLC's subcontractors with respect to the misuse. Nothing herein shall be deemed to grant THLC subcontractors any license under the Intellectual Property in and to the Improv Technology except for performing subcontract Designing for THLC as provided herein.

     2.2 iNSECT PSA IC Manufacturing Rights.

          2.2.1 Subject to the terms and conditions of this Agreement, including, without limitation Section 5 hereof, commencing on the Effective Date, Improv hereby grants to THLC a worldwide, nonexclusive, nontransferable license under the Intellectual Property in and to the Jazz PSA Platform and other necessary Improv Technology, to use such Improv Technology for the sole purpose of manufacturing iNSECT PSA ICs for distribution and sale in accordance with Section 2.4 hereof. THLC shall not have the right to sell, distribute, disclose, sublicense, or otherwise transfer or use the Jazz PSA Platform except as expressly permitted by this Agreement.

          2.2.2 THLC shall have the right to subcontract manufacturing of all or part of the iNSECT PSA ICs, provided that:

               (a) subcontractors only receive mask sets, CIF and GDSII formats for generating mask sets, and such other information as are required to manufacture the iNSECT PSA ICs;

               (b) each subcontractor agrees in writing not to use Improve Technology for any purpose other than such subcontractor manufacturing for THLC, and enters into a confidentiality and nondisclosure agreement with THLC providing for the protection of such Improv Technology, which agreement is at least as protective of the Improv Technology as Section 7 hereof; and

               (c) THLC shall use its best efforts to prevent any misuse of Improv Technology by its subcontractors. THLC agrees to notify Improv promptly in the event that any such misuse is found and to cooperate fully with Improv in any actions taken by Improv against THLC's subcontractors with respect to the misuse. Nothing herein shall be deemed to grant THLC subcontractors any license under the Intellectual Property in and to the Improv Technology except for performing subcontract manufacturing for THLC as provided herein.

     2.3 iNSECT Application Development and Compilation. Subject to the terms and conditions of this Agreement, commencing on the Effective Date, Improv hereby grants to THLC a worldwide, nonexclusive, nontransferable license under the Intellectual Property in and to (i) the Notation Environment solely to develop the iNSECT Application and any modifications thereto, and (ii) the Solo Compilation Environment solely to compile and transform the iNSECT Application into a

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binary image to be loaded onto the instruction memory and configuration registers of the iNSECT PSA ICs for distribution of such iNSECT PSA ICs in accordance with Section 2.4 hereof. THLC shall not have the right to sell, distribute, disclose, sublicense, or otherwise transfer or use the Notation Environment or Solo Compilation Environment except as expressly permitted by this Agreement.

     2.4 iNSECT PSA IC Distribution and Sale Rights. Subject to the terms and conditions of this Agreement, including, without limitation Section 5 hereof, commencing on the Effective Date, Improv hereby grants to THLC a worldwide, nonexclusive, nontransferable license under the Intellectual Property in and to the Jazz PSA Platform embodied in the iNSECT PSA ICs solely to distribute and sell such iNSECT PSA ICs to its customers.

     2.5 Trademark License. Subject to the terms and conditions of this Agreement, commencing on the Effective Date, Improv hereby grants to THLC a worldwide, nonexclusive, nontransferable license to (i) affix the Licensed Trademark on the packaging of the iNSECT PSA ICs, and (ii) use the Licensed Trademark in connection with the advertising, promotion and sale of such iNSECT PSA ICs.

     2.6 Software. Notwithstanding the foregoing, the Parties acknowledge that the following restrictions shall apply to any software provided by Improv to THLC pursuant to Section 2 hereof:

          2.6.1 Object Code. With respect to any object code provided by Improv to THLC hereunder, THLC agrees that it shall not, and shall not permit any third party to, reverse engineer, decompile, modify, or prepare derivative works of such software provided hereunder, except as specifically permitted by this Agreement or by applicable law, but then only to the extent that (a) Improv is not legally entitled to exclude or limit such rights by contract and (b) THLC notifies Improv of its requirements with respect to interoperability or functional compatibility before engaging in any of the enumerated actions, and gives Improv the opportunity to provide THLC with the information necessary to achieve such interoperability or compatibility without engaging in any of such actions.

          2.6.2 Source Code. With respect to any source code provided by Improv to THLC hereunder, such source code shall constitute a valuable trade secret of Improv. THLC shall not disclose such source code to third parties.

     2.7 Limitations. Except as specifically provided for in this Agreement, THLC shall not sublicense or permit the sublicense of any of the rights granted to it hereunder. No license or other right is granted, by implication, estoppel or otherwise, to either Party, under any Intellectual Property rights now or hereafter owned or controlled by the other Party except for the licenses and rights expressly granted in this Agreement. Except as provided in Section 2.1,
2.2 and 2.4 hereof, THLC shall have no rights to make, have made, sell, offer for sale, import, use, modify, manufacture or authorize its customers to so use or distribute integrated circuits which incorporate all or any part of the Improv Technology, except as expressly permitted by this Agreement. Except as provided in Section 2.3, THLC and its customers shall not have the right to sell, distribute, disclose, sublicense, modify or otherwise transfer or use the Notation Environment or Solo Compilation Environment. Except as provided in
Section 2.5 hereof, THLC shall have no right to use the Licensed Trademark.

     2.8 Unauthorized Use. THLC shall use the technology licensed to it hereunder solely for the purposes set forth in this Agreement, and shall allow access to such technology by its employees and permitted independent contractors solely on a need to know basis. THLC agrees to notify Improv promptly in writing of the existence of any circumstances surrounding unauthorized access, disclosure, distribution, possession, alteration, transfer, reproduction or other use of the technology provided to it hereunder or any portion thereof.

SECTION 3. TECHNOLOGY TRANSFER, DERIVATIVE DESIGN SUPPLEMENT, AND SUPPORT

     3.1 Delivery of Improv Technology. Within fifteen (15) days after the Effective Date,

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Improv shall provide to THLC, Improv's then most current commercial release version of the Jazz PSA Implementation Kit, Notation Environment and Solo Compilation Environment. THLC shall have ten (10) days from the delivery of the foregoing to identify any missing elements and notify Improv of the same, and Improv shall deliver such missing element to THLC within thirty (30) days of such notification.

     3.2 Derivative Design Supplement. Subject to the terms and conditions of this Agreement, including, without limitation Section 5 hereof, THLC intends to make the Initial Design. Following the implementation of the Initial Design, should THLC desire to commence a Derivative Design, the Parties agree to enter into a Derivative Design Supplement (each, a "Derivative Design Supplement") describing the anticipated derivative of the Jazz PSA Platform or other hardware circuitry within the Initial Design and the iNSECT PSA IC to be implemented thereunder.

          3.2.1 If, despite their best efforts to agree, the parties are unable to agree as to whether a design is "derivative," they agree to subject the dispute to an arbitration process similar to that provided in section 5.3.2 of this Agreement to determine fair market value.

     3.3 Expanded Terms. Subject to Section 12.6 hereof, should the Parties desire to expand the scope of a Derivative Design, renegotiate the applicable license fees and/or royalties payable for that Derivative Design, or amend some other term or condition of this Agreement with respect to the applicable Derivative Design, the Parties may do so within the applicable Derivative Design Supplement, provided, however, that such terms of the Derivative Design Supplement shall only apply to the Derivative Design described therein. With respect to the Derivative Design described in the applicable Derivative Design Supplement, to the extent the terms and conditions of the Derivative Design Supplement are inconsistent with those of this Agreement, the Derivative Design Supplement shall control.

     3.4 Annual Support Services. Improv agrees to provide to THLC, the Annual Support Services as defined and described on Exhibit A attached hereto, in consideration of the Annual Support Fee.

     3.5 Liaison. Each Party shall nominate up to two (2) qualified individuals for purposes of acting as liaison for the delivery and receipt of technical information and support and all business matters pursuant to this Agreement. Each Party agrees to identify its liaisons by written notice to the other Party in a reasonable time following the Effective Date of this Agreement, and thereafter, provide written notice of any changes to the such liaisons.

SECTION 4. REPRESENTATIONS AND WARRANTIES

     4.1 Authority. Each Party represents that it has taken all corporate action necessary for the authorization, execution and delivery of this Agreement by such Party and the performance of its obligations hereunder.

     4.2 Intellectual Property. Improv represents and warrants that to the best of its knowledge, it has no knowledge that the Improv Technology, as delivered by Improv to THLC in its original form, infringes any third party patent or trade secret. The reference herein to Improv's "knowledge" shall mean the actual knowledge of Improv's executive officers, and THLC acknowledges that Improv has not undertaken any independent investigation to determine the existence or absence of such facts.

     4.3 Improv Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.1 AND 4.2 HEREOF, THE IMPROV TECHNOLOGY AND ANY OTHER MATERIALS AND INFORMATION PROVIDED BY IMPROV TO THLC ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IMPROV SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF TITLE, NON-

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INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE, IMPROV
DISCLAIMS ANY AND ALL WARRANTIES AND REPRESENTATIONS MADE BY PERSONS OTHER THAN IMPROV.

SECTION 5. LICENSE FEE. ANNUAL SUPPORT FEES AND ROYALTIES

     The rights granted to THLC by Improv under this Agreement are contingent upon timely payment in full to Improv of all license fees, royalties, and other payments specified herein for each of the INSECT PSA ICs.

     5.1 License Fees.

          5.1.1 Initial License Fees. THLC shall pay to Improv an initial license fee (the "Initial License Fee") in the amount of $350,000 for the right to make an Initial Design which is due and payable within thirty(30) days of the Effective Date. All such license fees shall be nonrefundable.

          5.1.2 Derivative License Fee. THLC shall pay to Improv a derivative License Fee") in the amount of $150,000 for the right to make the Derivative Design described in the Derivative Design Supplement which is due and payable within thirty (30) days of the effective date of the applicable Derivative Design Supplement. All such license fees shall be nonrefundable.

     5.2 Annual Support Fee. THLC shall pay to Improv the annual support fee (the "Annual Support Fee") in the amount of $50,000 for the Annual Support Services, due and payable in four (4) equal quarterly payments of $12,500, commencing on the Effective Date, and each successive three-month anniversary thereafter until the expiration or termination of this Agreement. All such payments shall be made within thirty (30) days of the date that such payment is due. All such payments shall be nonrefundable.

     5.3 Royalting. With respect to the Initial Design and to each Derivative Design in accordance with the royalty designations set forth in Section 5.3.1 hereof, upon any sale, lease, transfer, or other disposition by THLC of a iNSPECT PSA IC ("Sale" or "Sold", as the case may be). THLC shall pay to Improv the following percentage of Net Sales for Sales of such iNSECT PSA IC, regardless of whether it is Sold as a stand-alone part or bundled with other technology. Royalties paid shall be nonrefundable.

--------------------------------------------------------------------------------
Number of iNSECT PSA ICs (Units)                     Royalty Rate as a
Sold Per Design                                   Percentage of Net Sales
--------------------------------------------------------------------------------
     1-1,000,000                                            4.0%
--------------------------------------------------------------------------------
     1,000,001-2,000,000                                    3.5%
--------------------------------------------------------------------------------
     2,000,001-3,000,000                                    3.0%
--------------------------------------------------------------------------------
     3,000,001-4,000,000                                    2.5%
--------------------------------------------------------------------------------
     More than 4,000,000                                    2.0%
--------------------------------------------------------------------------------

          5.3.1 Derivative Design Royalty Designation. With respect to any Derivative Design, on of the following royalty designations shall apply to the iNSECT PSA ICs implemented in this applicable Derivative Design as agreed upon by the Parties in good faith in accordance with this Section 5.3.1, and such royalty designation shall be set forth in the applicable Derivative Design
Supplement:

          (a) Aggregate Royalty. In the case that the Derivative Design is a modification to the existing hardware circuitry and/or software in an iNSECT PSA IC implemented in such Derivative Design shall be aggregated together with the Sales of the

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     applicable Existing iNSECT PSA ICs for purposes of determining the amount of royalties payable for such Sales pursuant to this Section 5.3.

          (b) Separate Royalty. For all other Derivative Designs hereunder, including without limitation, modifications to the existing hardware circuitry and/or software in an Existing iNSECT PSA IC that increase or materially change the functionality of the applicable Existing iNSECT PSA IC, the royalty schedule described in this Section 5.3 shall separately apply to the Sales of the iNSECT PSA ICs implemented in such Derivative Design such that the royalty schedule shall restart at zero units for sales of such iNSECT PSA ICs.

         5.3.2 Net Sales. For purposes of this Agreement, "Net Sales" means (i) in cases where THLC transfers iNSECT PSA ICs as stand-alone products, the gross sales amount invoiced to customers of THLC for all iNSECT PSA ICs, less amounts invoiced for returned goods for which is refund is given, and less charges for insurance, handling, duty, freight and taxes where such items are included in the invoiced price; and (ii) in cases where THLC transfers a product that contains or is combined with iNSECT PSA ICs, the fair market value of such iNSECT PSA ICs, as mutually agreed by the Parties in good faith based on stand-alone comparable sales of other similar integrated circuits in accordance with subpart (i) hereof, and if none exist, then comparable sales of other similar integrated circuits in accordance with subpart(i). If the Parties can not agree on the fair market value of the iNSECT PSA ICs in accordance with foregoing sentence, then disputes shall be submitted to arbitration in accordance with the rules of the American Arbitration Association. The award rendered by the arbitrators shall be binding as between the Parties and judgment of award may be entered in any court having jurisdiction thereof. Three arbitrators familiar with the semiconductor industry shall be appointed; one by Improv, one by THLC, and a third selected by the two arbitrators selected by Improv and THLC. In the event that the first tow arbitrators cannot agree on the selection of a third arbitrator, such third arbitrator shall be appointed by the American Arbitration Association. All decisions and awards shall be made by a majority of the three arbitrators, and the arbitrators shall be instructed to render a decision within thirty (30) days after the dispute has been submitted to them for consideration. Notice of a demand for arbitration of any dispute subject to arbitration by one Party shall be filed in writing with the other Party and with the American Arbitration Association. Each Party shall advise the other of its selected arbitrator within ten (10) days of the date of notice. The Parties shall equally share all costs of arbitration, provided, however, that each Party shall be responsible for its respective attorneys fees and costs.

          5.3.3 Net Selling Price. In the event that the iNSECT PSA ICs are sold or disposed of in circumstances in which the selling price is established on other than an arms-length basis, Net Sales shall be deemed to be the volume of such iNSECT PSA ICs multiplied by the average net selling price "Net Selling Price" (where "net" is consistent with definition of Net Sales) earned by THLC during such quarter on Sales of the same iNSECT PSA IC (if there is no such sale of the same iNSECT PSA IC, then those of similar iNSECT PSA IC) to other customers in arms-length Sales.

          5.3.4 Affiliate Re-sales. In the case of iNSECT PSA ICs transferred by THLC to an affiliate of THLC, for resale by such entity, only the final sale by such entity shall be included in the Net Sales amount as determined hereunder.

     5.4. Payments and Accounting.

         5.4.1 With respect to the royalties set forth herein, THLC shall keep complete and accurate records. These records shall be retained for a period of three (3) years from the date of payment (but no later that two (2) years after any termination of this Agreement). Improv shall have the right to examine and audit, at Improv's cost, through an independent certified public accountant mutually acceptable to both parties, not more than once a year, and during normal business hours, all such records. For this purpose, any of the nationally recognized U.S. accounting firms shall be deemed mutually.

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acceptable. Prompt adjustments shall be made to compensate for any errors and/or omissions disclosed by such examinations or audit which result in an underpayment or overpayment of royalties hereunder. In the event that any underpayment shall be determined, THLC shall make payment in the full amount of such underpayment to Improv within thirty (30) days thereafter. In the event of underpayment of more than fifteen percent (15%) of the amount due for any period, THLC shall reimburse Improv the reasonable charges of the audit that resulted in a determination of underpayment.

          5.4.2 All dollar values set forth herein are deemed to be United States dollars. Within thirty (30) days after the end of each THLC fiscal quarter, THLC shall furnish to Improv a statement showing, by each iNSECT PSA IC, the amount of Net Sales, Net Selling Price and royalty payable thereon. If no iNSECT PSA ICs subject to royalty have been Sold, that fact shall be shown on such statement. Also, within such thirty (30) day period THLC shall pay to Improv the royalties payable hereunder for such quarter. All royalty and other payments to Improv hereunder shall be in United States dollars. All royalties based on sales in currencies other than United States shall be converted to United States dollars according to the conversion rate quoted by Fleet Bank-MA on the date such payment is made. The payment shall be transmitted by telegraphic wire transfer to the following bank account or to such other bank account as Improv may notify THLC in writing:

Fleet Bank-MA
One Federal St.
Boston, MA 02110
ABA# 011000138
Account# 9417555707
Account Type - Checking
FBO Improv Systems Inc.

All amounts owned hereunder not paid when due and payable shall bear interest from the date such amounts are due and payable at the lessor of (a) 1.5% per month and (b) the maximum allowable rate of interest in the Commonwealth of Massachusetts.

     5.5 Taxes. THLC shall be responsible for all sales, use, value added, or other taxes payable with respect to the iNSPECT PSA ICs distributed hereunder, or arising out of or in connection with this Agreement, other than Improv's income taxes. If Improv pays such taxes on THLC's behalf, THLC agrees to reimburse Improv for such payment. If any tax in the nature of withholding tax is payable on any sums payable to Improv under this Agreement, THLC shall pay Improv such amount as is necessary to ensure that the net amount received by Improv after such withholding shall be equal to the amount originally due.

SECTION 6. RELATIONSHIP AND OBLIGATIONS OF THE PARTIES

     6.1 Independent Contractors. The relationship of Improv and THLC is that of independent contractors, and it is expressly agreed that nothing contained herein shall be construed to constitute the Parties as partners, joint venturers, co-owners, or participants in a joint or common undertaking, or otherwise to create a relationship of principal and agent, it being intended that each shall remain an independent contractor responsible for its own actions. Improv shall not have the right to enter into, pledge the credit of, incur expenses or liabilities, or create any obligations or representations of responsibility, express or implied, on behalf of THLC. THLC shall not have the right to enter into contracts, pledge the credit of, incur expenses or liabilities, or create any obligations or representations of responsibility, express or implied, on behalf of Improv.

     6.2 Additional Statements. THLC is not authorized to make any warranties or representations with respect to the specifications, features, or capabilities of the Improv Technology which are inconsistent with the terms and conditions of this Agreement. In addition, THLC is not authorized to create any obligations or representations of responsibility, express or implied, on behalf of Improv and its affiliates.

        6.3 Third Parties. Except as specifically provided for in this Agreement. THLC agrees that the rights and obligations granted herein do not extend to any THLC affiliate or any other third party.

        6.4 Marketing/Distribution Costs. THLC shall assume all of its own costs associated with the marketing and distribution of each iNSECT PSA IC.

        6.5 Loans/Leases. THLC shall not loan or lease any iNSECT PSA IC, except as authorized in writing by Improv.

        6.6 Protection of Intellectual Property. THLC shall take reasonable actions to apply appropriate trademark, copyright, patent and other proprietary notices to protect Improv's trademark, copyright, patent and other Intellectual Property rights. THLC will promptly notify Improv of any improper or wrongful use of Improv's trade names, trademarks, commercial markings or violation of intellectual property rights relating to the Improv Technology, or of any unauthorized disclosure or use of the Improv Technology, of which THLC becomes aware. Improv shall have the right to take all legal action it deems necessary or advisable to minimize the consequences of such infringement, unauthorized use or disclosure of Improv Technology.

        6.7 Non-exclusivity. Except as otherwise agreed in writing by the Parties, the Parties agree, subject to the terms of this Agreement, that either Party may meet, exchange information, enter into agreements and conduct business relationships of any kind with third parties, to the exclusion of the other Party hereto relating to each Party's respective technology.

        6.8 Costs and Expenses. Except as otherwise set forth herein or agreed to by the Parties, each Party will bear its own costs and expenses in the execution of this Agreement.

        6.9 Conditions of Use of the Licensed Trademark. Should THLC desire to use the Licensed Trademark, the following terms and conditions shall govern THLC's use of the Licensed Trademark in accordance with the license granted in
Section 2.5 hereof:

                6.9.1 Form of Use. THLC agrees to use and display the Licensed Trademark only (i) on the packaging of the iNSECT PSA ICs as follows: "PSA(TM)"; and (ii) in connection with the advertising, promotion and sale of the iNSECT PSA ICs and only in the form and manner as are or shall be reasonably prescribed or approved by Improv from time to time, including the use of appropriate legends and markings. All such uses of the Licensed Trademark shall be solely to refer to the iNSECT PSA ICs and shall include the trademark symbol "TM" with the first and most prominent use of such trademark, and also include a trademark notice in the following form: "PSA is a registered trademark or trademark of Improv Systems, Inc. in the United States and/or other countries."

                6.9.2 Ownership. THLC acknowledges the great value of the goodwill with the Licensed Trademark and as between Improv and THLC, further acknowledges that Improv is the sole and exclusive owner of the Licensed Trademark and the goodwill associated therewith. THLC agrees that any and all use of the Licensed Trademark shall inure solely to the benefit of Improv. THLC agrees that it will not, either during or after the term of this Agreement, contest, attack, dispute, or assist another party in contesting, attacking or disputing, or take any other action contrary to, Improv's title or rights in the Licensed Trademark or in any other similar mark. THLC will assist Improv in establishing and maintaining Improv's rights in and title to the Licensed Trademark, including assisting Improv upon request in effecting any required approvals of this Agreement, in registering and entering THLC as a registered user of the Licensed Trademark or in recording or registering a license of the Licensed Trademark with appropriate government authorities, but only to the extent that such assistance or expense relates solely to the Licensed Trademark. No right, title or interest in the Licensed Trademark or registrations or applications for the Licensed Trademark is transferred to THLC by this Agreement, but only the license to use the Licensed Trademark under the conditions of this Agreement, and Improv reserves the right to use and to license others to use the Licensed Trademark.

        6.9.3 Restrictions. THLC agrees that the license grant in Section 2.5 hereof shall entitle THLC to use the Licensed Trademark solely to promote the iNSECT PSA ICs. THLC shall not adopt, use or attempt to register any trademark which is confusingly similar to the Licensed Trademark, including, without limitation to any trademark which includes "PSA". THLC agrees not to use any other trademark, service mark, word, symbol, letter, or design in combination with the Licensed Trademark. THLC further agrees not to use or register with any administrative, or governmental body anywhere in the world any Improv trademark, including PSA as all or part of any Internet domain name.

        6.9.4 Notice of Unauthorized Use or Infringement. In the event that any infringement, unauthorized use or conflicting use of the Licensed Trademark, or unfair competition involving the Licensed Trademark, shall come to THLC's attention, THLC agrees promptly to inform Improv thereof. Improv shall have the right, but not the obligation, to take action against any unauthorized user, where appropriate. In the event that Improv takes action against such unauthorized user, Improv shall be entitled to all of the proceeds in such action.

SECTION 7. CONFIDENTIALITY AND NON-DISCLOSURE

        7.1 Confidential Information. As used in this Section 7.1, the term "Confidential Information" shall mean any information disclosed by one Party to the other pursuant to this Agreement which is written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one Party to the other pursuant to this Agreement or a Derivative Design Supplement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing Party within a reasonable time (not to exceed thirty
(30) days) after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving Party. Notwithstanding the foregoing designation requirements, the Improv Technology shall be deemed to be Confidential Information of Improv, and the iNSECT Application shall be Confidential Information of THLC. The confidentiality obligations of this Agreement shall be in addition to any other confidentiality obligations between the Parties.

        7.2 Non-Disclosure and Non-Use. Each Party shall treat as confidential all Confidential Information of the other Party, shall not use such Confidential Information except as set forth herein, and shall not disclose such Confidential Information to any third party, except as expressly permitted in this Agreement. Without limiting the foregoing, each of the Parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other Party under this Agreement, provided, however, that in no event shall such degree of care be less than reasonable in light of general industry practice.

        7.3 Exceptions. Notwithstanding the foregoing, neither Party shall have liability to the other with regard to any Confidential Information of the other which: (i) was in the public domain at the time it was disclosed or becomes in the public domain through no fault of the receiver (Confidential Information shall not be deemed to be in the public domain merely because any part of the Confidential Information is embodied in general disclosures or because individual features, components or combination thereof are now or become known to the public); (ii) was known to the receiver, without restriction, at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the discloser;
(iv) was independently developed by the receiver without any use of the Confidential Information; (v) becomes known to the receiver, without restriction, from a source other than the discloser without breach of this Agreement by the receiver; or (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided, however, that the receiver shall provide prompt notice thereof to enable the discloser to seek a protective order to otherwise prevent such disclosure.

     7.4 Efforts. Each Party shall use all reasonable efforts, including, but not limited to, the execution of proprietary non-disclosure agreements with employees and consultants, to enforce compliance with the provisions of this
Section 7 by its directors, officers, employees, and any third party having access to the other Party's Confidential Information.

     7.5. Notification. The Parties agree to notify each other promptly in writing of the existence of any circumstances surrounding unauthorized access, disclosure, distribution, possession, alteration, transfer, reproduction or use of the Confidential Information of the other Party, or any portions thereof.

     7.6 Contractors. Notwithstanding Section 7.2 hereof, THLC shall be permitted to disclose Confidential Information of Improv to independent contractors in accordance with the subcontract design or manufacturing rights granted in Section 2.1.2 and 2.2.2, provided, that (1) such disclosure is necessary for THLC to fulfill its obligations thereunder, (ii) each such independent contractor agrees in writing to be bound by the terms and conditions of this Section 7, and (iii) THLC hereby guarantees the performance of the obligations of all such independent contractors hereunder.

SECTION 8. INTELLECTUAL PROPERTY OWNERSHIP

     8.1 Improv Technology. THLC acknowledges that Improv owns and shall retain all right, title, and interest (including, without limitation, any Intellectual Property) in and to the Improv Technology, and any Developments relating to the Improv Technology, including, without limitation, any modifications to the Jazz PSA Platform. In connection with such Developments, THLC (i) agrees to assign and hereby assigns to Improv, all right, title, and interest (including, without limitation, any Intellectual Property) in and to each such Development; and (ii) agrees to execute and deliver such assignments, patent applications, and other documents as Improv may reasonably direct, and agrees to cooperate fully with Improv both during and after the term of this Agreement to enable Improv to secure and maintain the rights to any Intellectual Property in and to any such Development.

SECTION 9. INDEMNIFICATION

     9.1 Indemnification by Improv. Improv, at its own expense, shall defend and indemnify THLC from damages, liabilities, costs and expenses actually awarded against THLC after final appeal as a result of any claims by third parties that, due to the incorporation of the Improve Technology in the iNSECT PSA IC. a iNSECT PSA IC infringes any (i) copyright, (ii) United States patent issued on or before the Effective Date, (iii) United States trademark issued on or before the Effective Date, or (iv) trade secret. Notwithstanding the foregoing, this indemnity does not extend to any suit or damages, liabilities, costs and expenses actually awarded against THLC after final appeal as a result of any claims by third parties based upon an infringement or alleged infringement of any patent, copyright, mask work right or trademark due to, or as a result of:
(1) the process used in designing (other than the design flow processes included in the Improv Technology which shall be subject to the Improv indemnity set forth above) or manufacturing the iNSECT PSA ICs or products containing the iNSECT PSA, by or on behalf of THLC; (2) the incorporation or use of the iNSECT Application or any other THLC technology or third party technology or software, in the iNSECT PSA IC, or the use of the Improv Technology in combination with such THLC technology or third party technology or software; (3) a modification to the Improv Technology made by a third party, or by or on behalf of THLC, except as to any modifications to the Improv Technology made by Improv made by Improv and delivered to THLC; or (4) any marking or branding applied to the iNSECT PSA IC, except any such marking or branding in accordance with Improv's written instructions.

     9.2 Indemnification by THLC. THLC, at its own expense, shall defend and indemnify Improv from damages, liabilities, costs and expenses actually awarded against Improv after final appeal as a result of any claims by third parties that: (A) due to, or as a result of (1) the process used in designing (other than the design flow processes included in the Improv Technology6 which shall be subject to the Improv indemnity set forth in Section 9.1 hereof) or manufacturing the iNSECT PSA ICs or products containing the iNSECT PSA ICs, by or on behalf of THLC; (2) the incorporation or use of the iNSECT Application or any other THLC technology or third party or software, in the iNSECT PSA IC, or the use of the Improv Technology in combination with such THLC technology or third party technology or software; (3) a modification to the Improv Technology made by a third party, or by or on behalf of THLC, except as to any modifications to the Improv Technology made by Improv and delivered to THLC, except as to any modifications to the Improv Technology made by Improv and delivered to THLC; or (4) any marking or branding applied to the iNSECT PSA IC, except any such marking or branding in accordance with Improv's written instructions, a iNSECT PSA IC infringes any (i) copyright, (ii) United States patent issued on or before the Effective Date, (iii) United States trademark issued on or before the Effective Date, or (iv) trade secret; or (B) arise from an unauthorized or negligent use by the THLC of the Licensed Trademark.

     9.3 Notice of Indemnification. A Party seeking indemnification pursuant to this Section 9 (an "Indemnified Party") from or against the assertion of any claim by a third person (a "Third Person Assertion") shall give prompt notice to the Party from whom indemnification is sought (the "Indemnifying Party"); provided, however, that failure to give prompt notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure).

     9.4 Assumption of Defense. Within ten (10) business days of receipt of notice from the Indemnified Party pursuant to section 9.3 hereof, the Indemnifying Party shall have the right exercisable by written notice to the Indemnified Party, to assume the defense of a Third Person Assertion. If the Indemnifying Party assumes such defense, the Indemnifying Party may select counsel, which shall be reasonably acceptable to the Indemnified Party.

     9.5 Failure to Defend. If the Indemnifying Party (i) does not assume the defense of any Third Person Assertion in accordance with Section 9.4 hereof; or
(ii) having so assumed such defense, unreasonably fails to defend against such Third Person Assertion, then, upon ten (10) days' written notice to the Indemnifying Party, the Indemnified Party may assume the defense of such Person Assertion. In such event, the Indemnified Party may assume the defense of such Third Person Assertion. In such event, the Indemnified Party shall be entitled under this Section 9 as part of its damages to indemnification for the costs of such defense.

     9.6 Conflicts of Interest. If the Indemnifying Party has been advised by the written opinion of counsel to the Indemnified Party that the use of the same counsel to represent both the Indemnified Party and the Indemnifying Party would present a conflict of interest, then the Indemnified Party may select its own counsel to represent the Indemnified Party in the defense of the matter and the reasonable costs of such defense shall be borne by the Indemnifying Party. The Indemnifying Party shall be entitled to continue to handle its own representation in such matter through its own counsel.

     9.7 Settlement. The Party controlling the defense of a Third Person Assertion shall have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Person Assertion with the prior written consent of the other Party, which consent shall not be unreasonably withheld.

     9.8 Participation. The Indemnifying Party or the Indemnified Party shall cooperate, in the defense or prosecution of any Third Person Assertion. The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate, at its own expense, in the defense or settlement of any Third Person Assertion.

SECTION 10. LIMITATION OF LIABILITY

     10.1 TO THE EXTENT PERMITTED BY APPLICATION LAW, IT IS EXPRESSLY AGREED THAT EXCEPT FOR BREACHES OF SECTION 2 (LICENSES), SECTION 7 (CONFIDENTIALITY), OR A CLAIM FOR INDEMNITY UNDER SECTION 9 HEREOF, (1) IMPROV'S AGGREGATE MAXIMUM DAMAGES TO THLC, AND THLC'S AGGREGATE MAXIMUM DAMAGES TO IMPROV, FOR DAMAGES HEREUNDER SHALL IN NO EVENT

EXCEED AN AMOUNT EQUAL TO TWO (2) TIMES THE AGGREGATE PAYMENTS TO BE RECEIVED BY IMPROV FROM THLC PURSUANT TO THIS AGREEMENT AND ANY DERIVATIVE DESIGN SUPPLEMENTS, AND (II) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR MULTIPLE DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF REVENUE, OR LOSS OF DATA. THE FOREGOING LIMITATIONS OF LIABILITY SHALL APPLY REGARDLESS OF THE FORM OF LEGAL ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, UNDER SUCH DAMAGES ARE SOUGHT. THIS LIMITATION SHALL APPLY EVEN IF SUCH PARTY KNOWS OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED FOR HEREIN.

SECTION 11. TERM AND TERMINATION

     11.1 Term. The term of this Agreement shall commence on the Effective Date and, unless and until terminated, as provided herein, shall continue for three
(3) years).

     11.2 Termination. Either Party may terminate this Agreement prior to its expiration by written notice to the other Party upon the occurrence of any of the following events: (i) such other Party fails to substantially comply with any material term, condition or covenant contained herein and such Party fails to correct such lack of compliance within thirty (30) days after receipt of a written notice of such failure by the non-defaulting Party; or (ii) in the event of default by either of the Parties hereto of Sections 2 (Licenses) or 7 (Confidentiality) hereof, effective from the date of written notice. Notwithstanding the foregoing, in the event of a dispute arising under the terms of Section 5 (License Fees, Annual Support Fees and Royalties) hereof, the Parties shall first attempt to work together at the business liaison level to resolve disputes arising under such Section. If the Parties cannot resolve such dispute within 30 days, the issue shall be submitted to the presidents of the Parties. If the presidents cannot resolve the dispute within 30 days, such dispute shall be resolved in accordance with the terms and conditions of the Agreement.

     11.3 Survival. Upon the expiration or any termination of this Agreement, including, without limitation, the termination by THLC as a result of a branch by Improv, other than termination by Improv as a result of any breach by THLC, all licenses and rights granted by Improv shall terminate, except for the completion of manufacture or distribution of iNSECT PSA ICs Designed and paid for prior to such expiration or termination, and the right to affix the Licensed Trademark to the packaging of such iNSECT PSA ICs for two years following such expiration or termination ("Post Termination Product Rights"). Upon termination of this Agreement by Improv as a result of a breach by THLC, at Improv's option, (i) all licenses and rights granted by Improv shall terminate, except the Post Termination Product rights, or (ii) THLC shall immediately discontinue manufacturing or distributing iNSECT PSA ICs in accordance with Section 2 hereof (no Post Termination Product Rights) and deliver to Improv all manufactured iNSECT PSA ICs in its possession. In any case, upon expiration of the Post Termination Product Rights period, THLC shall immediately discontinue manufacturing or distributing iNSECT PSA ICs in accordance with Section 2 hereof and deliver to Improv all iNSECT PSA ICs in its possession. Improv shall destroy the iNSECT PSA ICs delivered to it under this Section 11.3, and at THLC's request, a responsible officer of Improv shall certify that such iNSECT PSA ICs have been destroyed. THLC's obligation to pay any fees or royalties accrued prior to the termination of this Agreement or accruing after the date of such termination in accordance the Post Termination Product Rights shall not terminate. The provisions of Sections 1, 4, 5, 6, 7, 8, 9, 10, 11.3 and 12 hereof shall survive any expiration or termination of this Agreement for any reason.

     11.4 Return of Materials. Upon the expiration or termination of this Agreement, THLC shall immediately return to Improv all Confidential Information of Improv in THLC's possession and Improv shall immediately return to THLC all Confidential Information of THLC in Improv's possession.

SECTION 12. MISCELLANEOUS

     12.1 Waivers. Any waiver of any term or condition of this Agreement shall only be deemed to have been made if expressed in writing by the Party granting such waiver. The failure or neglect by either Party to enforce, in any one or more instances, any of the terms and conditions of this Agreement shall not be construed as a waiver of the future performance of any such term or condition, or any other terms or conditions of this Agreement.

     12.2 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts and the laws of the United States applicable herein, without regard to conflict of law rules which would cause the laws of any other jurisdiction to apply. The Parties hereto expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods from this Agreement and any transaction that may be entered into between the Parties in connection with this Agreement. The Parties each consent to the exclusive personal jurisdiction and venue in the State and Federal courts within Essex and Suffolk counties, Massachusetts. THLC hereby waives any law which might provide for an alternative law or forum.

     12.3 Equitable Relief. It is understood and agreed that, notwithstanding any other provision of this Agreement, breach of this Agreement may cause the other Party irreparable damage for which recovery of money damages would be inadequate, and that the non-breaching Party shall therefore be entitled, in addition to any other remedies available to it at law or in equity, to obtain injunctive relief to protect such Party's rights under this Agreement.

     12.4 Severability. In the event that a particular provision of this Agreement is held by a court of competent jurisdiction to be invalid, such provision shall be severed from the Agreement and shall not affect the validity of this Agreement as a whole or any of its other ;provisions. The Parties hereto agree to replace such invalid provision with a new provision that has the most nearly similar permissible, economic, or other effect.

     12.5 Force Majeure. Except for payment obligations, neither Party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of services resulting directly or indirectly from acts of God, civil or military authority, war, riots, civil disturbances, accidents, fire, earthquakes, flood, strikes, lockouts, labor disturbances, court or governmental order, or any other cause beyond the reasonable control of such Party. Each Party agrees to provide the other with notice upon becoming aware of an event of force majeure, such notice to contain details of the circumstances giving rise to the event of force majeure. If a default due to an event of force Majeure shall continue for more than twelve (12) consecutive weeks, then the Party not in default shall be entitled to terminate this Agreement. Except for payment obligations, neither Party shall have any liability whatsoever to the other in respect to the termination of this Agreement as a result of an event of force majeure.

     12.6 Entire Agreement. This Agreement, and any documents executed contemporaneously herewith, and each Derivative Design Supplement constitute the entire understanding between the Parties, and supersede all prior discussions, representations, understandings or agreements whether oral or in writing between the Parties with respect to the subject-matter of this Agreement. Except as otherwise provided herein, any modification or amendment to this Agreement and each Derivative Design Supplement must be in writing signed by and on behalf of both Parties.

     12.7 Compliance With Law. Each Party agrees that all of its obligations contained in this Agreement and any action taken by it pursuant to this Agreement shall be performed in accordance with all applicable federal, state, local and foreign laws, statutes, rules, regulations and ordinances, including all expert restrictions.

     12.8 Further Assurances. Each Party hereto shall execute, acknowledge, and delivery, or cause to be executed, acknowledged, and delivered, such instruments and take such other action as may be necessary or advisable to carry out its obligations hereunder and to implement the terms and conditions of this Agreement.

     12.9 Announcement. THLC and Improv shall publicly announce the existence of their relationship and this Agreement in a form mutually acceptable to both Parties at a time to be mutually determined, provided that the Parties shall use their best efforts to make such announcement within thirty (30) days of the Effective Date. Notwithstanding the foregoing, (i) Improv shall be free to disclose its relationship with THLC to companies which desire to use Improv Technology and other partners or potential partners for licensing Improv Technology so long as such disclosure is subject to a non-disclosure agreement which obligates the recipient of the information to make no further disclosure until the public announcements; and (ii) THLC shall be free to disclose its relationship with Improv to companies which desire to use THLC technology and other partners or potential partners for licensing THLC technology so long as such disclosure is subject to a non-disclosure agreement which obligates the recipient of the information to make no further disclosure until the public announcement.

     12.10 Assignment. Either Party may assign its rights or obligations hereunder, in whole or in part, with the prior written consent of the other Party, provided, however, that each Party shall have the right to assign such rights and obligations, without other Party's consent, to an acquirer of all or substantially all of the assignor Party's assets or business, whether by merger, sale, or acquisition.

     12.11 Notices. All notices hereunder, shall be in writing and shall be sent to the following address or to such other address as the addressee may notify the other in writing:

For Improv:                            For THLC:

Improv Systems, Inc.                   TeleHubLink Corporation
100 Cummings Center                    4 New England Executive Park
Suite 336B                             Burlington, MA 01803
Beverly, Massachusetts 01915           Tel: (781) 229-1102
Tel: (978) 927-0555                    Fax: (781) 229-1102
Fax: (978) 927-0999                    Attention: President
Attention: President

with a copy to:                        With a copy to:

Improv Systems, Inc.                   Fletcher, Tilton & Whipple, P.C.
100 Cummings Center                    370 Main Street
Suite 336B                             Worcester, MA 01608
Beverly, Massachusetts 01915           ATTENTION: Robert F. Dore Jr., Esquire
Tel: (978) 927-0555                    Tel: (508) 798-8621
Fax: (978) 927-0999                    Fax: (508) 791-1201
Attention: General Counsel

And

Tesla, Hurwitz & Thibeault, LLP
High Street Tower
125 High Street
Boston, MA 02110
Attention: Gordon H. Hayes, Jr.

Notices shall be sent by overnight courier, facsimile, or registered/certified mail. Such notices shall be deemed given upon receipt. The Parties agree that any notice which is required to be given hereunder shall be in writing in the English language.

     12.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.

     13.13 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The English language shall govern the meaning and interpretation of this Agreement.

                  [Remainder of Page Intentionally left Blank]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

IMPROV SYSTEMS, INC.
a Delaware corporation

By: /s/ Cary Ussery                          By: /s/ Panos C. Lekkas
    --------------------------                   ---------------------------
    Cary Ussery                                  Name: Panos C. Lekkas
    Its: President                               Its:  CTO

Date: June 20th, 2000                        Date: June 20th, 2000
      ------------------------                     -------------------------

Exhibit A - Annual Support Services

The annual support services (the "Annual Support Services") shall include the maintenance and support of the Improv Technology by Improv to THLC (and not to any third party) for a period of one year from the Effective Date of the Agreement as follows:

Implementation Support: Improv agrees to provide solely to THLC, reasonable engineering resources during Improv's normal business hours (Monday to Friday 9:00AM to 5:00 PM EST), excluding days that its offices are closed, to assist THLC (i) in understanding the Jazz PSA Platform and using the Jazz PSA Implementation Kit, and (ii) with the implementation of the PSA Platform in the iNSPECT PSA ICs.

Tools Support: Improv agrees to provide solely to THLC, reasonable engineering resources during Improv's normal business hours (Monday to Friday 9:00AM to 5:00 PM EST), excluding days that its offices are closed, to assist THLC with questions in connection with its use of the Notation Environment and Solo Compilation Environment.

Training for the Notation Environment and Solo Compilation Environment: Improv shall provide two training sessions of approximately two days for each session on such dates and times that are mutually agreed upon by the Parties. One training session shall be performed at Improv's Beverly, Massachusetts facility, and the other shall be performed at Improv's San Jose, California facility. This session will be for new and experienced users of Improv's tools, with the focus and content of each training decided in advance by Improv and THLC. Improv's two-day introductory class includes a (i) detailed introduction to the Jazz PSA Platform and methodology, and (ii) instruction for the use of the Jazz PSA Tool Suite for the development, simulation, and debugging of applications, and mapping of applications to the Jazz PSA Platform.

Improv Technology Updates: when and if available, Improv shall provide THLC with new releases of the Notation Environment and Solo Compilation Environment that Improv makes commercially available for distribution. Should THLC identify missing elements of any of the foregoing, THLC shall notify Improv of the same, and Improv shall deliver such missing element to THLC within thirty (30) days of such notification.

Bug Fixes: Improv will use reasonable commercial efforts to turn around critical bugs which are bugs that both Improv and THLC agree is holding up progress on the development of a iNSPECT PSA IC. Improv will use reasonable commercial efforts to supply a bug fix or workaround to such critical bugs within 3 business days of notice thereof. Improv will use reasonable commercial efforts to provide bug fixes to non-critical bugs in connection with its technology upgrade releases.

Additional Support: Additional support or support following the anniversary of the Effective Date may be provided by Improv on such terms that are mutually agreeable to the Parties.


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